U.S. SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-A

                          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934



                                              DATAMETRICS CORPORATION
                      (Exact Name of registrant as specified in its charter)


  Delaware                                                      95-3545701
  State of incorporation                                      (I.R.S. Employer
  or organization                                          Identification No.)

                                                  Daniel Bertram
                                                1717 Diplomacy Row
                                              Orlando, Florida 32809
                                     (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered




     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X ]

     Securities Act registration statement file numbers to which this form relates: 2-64775 and 2-68048


         Securities to be registered pursuant to Section 12(g) of the Act:

         Common Stock, Par Value $.01
                  (Title of Class)

Item 1.           Description of Registrant's securities to be Registered

     See "Description of Securities" in the Company's Registration Statement on Forms S- 1 (File No. 2-64775 and 2-68048) which are hereby incorporated by reference.

Item 2.           Exhibits

         1. Company's Registration Statements on Form S-1 which are hereby incorporated by reference.

     2. Restated Certification of Incorporation, as currently in effect, which is hereby incorporated by reference to Exhibit 3.1 of the Registrant's Form 8-K dated April 15, 1997.

     3. Bylaws as currently in effect, which is hereby incorporated by reference to Exhibit 3.2 to Registrant's Form 10-K for the year ended October 28, 1990 and First Amendment to the Restated Bylaws, dated August 6, 1996, which is hereby incorporated by reference to Exhibit 3.0 to the Registrant's Form 8-K dated August 6, 1996.

         4.       Specimen of Common Stock.

                                                    SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     DataMetrics Corporation

                                                     By: /s/Daniel Bertram
                                                              Daniel Bertram
                                                  (Principal Executive Officer)

                                                     Date: April 10, 2002